Exhibit 10.30(b)

FIRST OMNIBUS AMENDMENT TO SIGNATORY AGREEMENTS

THIS FIRST OMNIBUS AMENDMENT TO SIGNATORY AGREEMENTS (this “Amendment”) is entered into as of March 1, 2016, by and among Frontier Airlines Holdings, Inc. (hereafter “Holdings”), Frontier Airlines, Inc. (“Frontier” and together with Holdings, “Carrier”), U.S. Bank National Association, (“U.S. Bank”), U.S. Bank National Association acting through its Canadian branch (“U.S. Bank Canada”), and Elavon Canada Company (“Elavon Canada).

RECITALS

A. Carrier and U.S. Bank are parties to an Amended and Restated Signatory Agreement (U.S. Transactions) dated as of November 5, 2013 (as the same has been amended and supplemented from time to time, the “U.S. Agreement”) pursuant to which U.S. Bank processes certain payments made to Carrier in the United States using Cards (as such term is defined in the U.S. Agreement) bearing the servicemark of Visa U.S.A., Inc., MasterCard International Incorporated or an EFT Network.

B. Carrier, U.S. Bank Canada and Elavon Canada are parties to an Amended and Restated Signatory Agreement (Canadian Transactions) dated as of November 5, 2013 (as the same has been amended and supplemented from time to time, the “Canadian Agreement” and together with the U.S. Agreement, the “Processing Agreements”) pursuant to which U.S. Bank Canada processes certain payments made to Carrier in Canada using Cards bearing the servicemark of Visa U.S.A., Inc., VISA International Inc. or an EFT Network and Elavon Canada processes certain payments made to Carrier in Canada using Cards bearing the servicemark of MasterCard International Incorporated.

C. Carrier and each of U.S. Bank, U.S. Bank Canada, and Elavon Canada (collectively, the “Processors”) desire to modify certain of the terms set forth in the Processing Agreements and have therefore agreed to enter into this amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree to be bound as follows:

Section 1. Capitalized Terms . Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the applicable Processing Agreement, unless the context shall otherwise require.

Section 2. Amendments

(a) Amendment to Term of U.S. and Canadian Processing Agreements

Section 10 of the Signatory Agreement to each Processing Agreement is amended and restated in its entirety to read as follows: 10. Term This Agreement shall become effective as of the Effective Date and continue in effect until March 1, 2018 (unless earlier terminated pursuant to Section 15 of the MTOS), and shall automatically renew for successive terms of one year thereafter unless either party provides written notice to the other no later than forty five (45) days prior to the end of the then current term of its determination to terminate this Agreement, in which case the Agreement shall terminate as of the expiration of the then current term.

(b) Amendment to Exclusivity Provisions. Section 7 to the Signatory Agreement under each of the Processing Agreements is amended by adding the following sentence immediately after the first sentence in such Section:

Notwithstanding the foregoing, in the event that Member (i) declares the occurrence of a General Triggering Event under subsections (b), (c) or (d) of the definition of a General Triggering Event (as defined in the Exposure Protection Schedule) and (ii) requires as a result thereof that the Aggregate Protection be in an amount greater than *****, then commencing ***** thereafter, Carrier shall not be bound by the exclusivity limitations set forth in the preceding sentence.

(c) The Fee Schedule attached to each Processing Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A.

(d) The Exposure Protection Schedule attached to each Processing Agreement is amended and restated in its entirety in form attached hereto as Exhibit B.

Section 3. Representations and Warranties of Carrier . Carrier hereby represents and warrants to the Processors that on and as of the date hereof and after giving effect to this Amendment:

(a) All of Carrier’s representations and warranties contained in the Processing Agreements are true, correct and complete in all respects as of the date hereof as though made on and as of such date; provided, that references to financial statements shall be to the most recent financial statements of such type delivered to U.S. Bank by Carrier.

(b) Carrier has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and none of the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which Carrier is a party or a signatory or a provision of Carrier’s organizational documents or, to the best of Carrier’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to Carrier or any of its property except, if any, in favor of the Processors.

(c) Carrier is duly organized and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on the assets or operations of Carrier.

(d) Upon the effective date of this Amendment, this Amendment and the Processing Agreements, as supplemented and amended hereby, will constitute the legal, valid and binding obligations of Carrier enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Section 4. Representations and Warranties of the Processors . Each Processor represents and warrants to Carrier that (i) it has full and complete power and authority to enter into and perform under this Amendment, (ii) it has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for it to perform its obligations under this Amendment and (iii) upon the effective date of this Amendment, this Amendment and the applicable Processing Agreement, as supplemented and amended hereby, will constitute the legal, valid and binding obligations of the Processor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity.

Section 5. Ratification of Agreement; Acknowledgment . Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of Carrier and the Processors under the Processing Agreements are hereby ratified by Carrier and the Processors respectively. All references contained in a Processing Agreement and the Schedules thereto to “Agreement” shall mean the applicable Processing Agreement as supplemented and amended hereby.

Section 6. Merger and Integration, Superseding Effect . This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter thereof, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7. Governing Law . This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

Section 8. Counterparts . This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Amendment when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

FRONTIER AIRLINES HOLDINGS, INC.

By (Print Name):	Howard Diamond

Signature:	/s/ Howard Diamond

Title:	SVP, General Counsel & Secretary

FRONTIER AIRLINES, INC.

By (Print Name):	Howard Diamond

Signature:	/s/ Howard Diamond

Title:	SVP, General Counsel & Secretary

U.S. BANK NATIONAL ASSOCIATION

By (Print Name):	Brett L. Turner

Signature:	/s/ Brett L. Turner

Title:	Its Authorized Representative

[Signature Page to First Omnibus Amendment]

U.S. BANK NATIONAL ASSOCIATION, acting through its Canadian branch

By (Print Name):	Brett L. Turner

Signature:	/s/ Brett L. Turner

Title:	Its Authorized Representative

ELAVON CANADA COMPANY

By (Print Name):	Brett L. Turner

Signature:	/s/ Brett L. Turner

Title:	Its Authorized Representative

[Signature Page to First Omnibus Amendment]

EXHIBIT A

FEE SCHEDULE

This schedule is the Fee Schedule to the Amended and Restated Signatory Agreement, dated as of November 5, 2013 (the “Signatory Agreement”). References to “the Agreement” and “this Agreement” shall mean the Signatory Agreement, together with the Master Terms of Service incorporated therein (the “MTOS”) and all Schedules, Exhibits and other attachments to the Signatory Agreement and the MTOS.

Carrier agrees to pay Member charges for transactions according to the following processing fee schedule. Member will edit all submissions and qualify Carrier for the best available Card Association interchange rate based on the date provided by Carrier, subject to submission of Sales Records in the format required by the Agreement. All dollar references shall be deemed to be to the applicable settlement currency identified in the Agreement. All terms not otherwise defined herein that are capitalized and used herein shall have the meanings given to them in the Agreement.

A.	Carrier shall pay Member the interchange percentage, switch fees, per item fees and other costs imposed by the Card Associations calculated on ***** Card Sales and ***** Card Transactions, respectively, in the percentages and amounts published by the applicable Card Associations from time to time. *****

B.	Carrier shall pay Member the Card Association assessments calculated on ***** Card Sales and/or ***** Card Transactions in the amounts published by the applicable Card Associations from time to time.

C.	Other than with respect to ***** Transactions, in addition to the amounts due under Sections A and B above, Carrier shall pay Member a fee of (i) ***** on ***** Card Sales submitted by Carrier in an applicable period and (ii) ***** per item on ***** Card Transactions during such period.

D.	For ***** Transactions, in addition to the amounts due under Sections A and B above, Carrier shall pay Member (a) all fees and other per item charges that may be imposed by ***** in connection with the provision of its services in connection with Carrier’s ***** Transactions and (b) a fee of ***** on ***** Card Sales submitted by Carrier in an applicable period.

E.	If paper Sales Records or Credit Records are submitted to Member for processing, an additional ***** per item fee will be assessed.

F.	Voice authorizations shall be passed through to Carrier at ***** per item or via “Automated Response Unit (ARU)’’ at ***** per item via an operator and ***** per item for address verification service (“AVS”).

G.	Card Authorization and data capture costs will be passed through to Carrier at Member’s cost. The cost of Authorizations will depend upon the method used for obtaining Authorizations.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

H.	Member will assess a ***** handling fee for each and every Chargeback received by Member during any ***** period in which there is at least a ***** ratio of Chargebacks received by Member to net sales volume. Carrier acknowledges and agrees that such fees constitute reasonable compensation to Member for the services provided to Member in connection with the handling of Chargebacks, taking into account, among other things, the costs and expenses, whether direct or indirect, and whether out-of-pocket or attributable to an increased administrative burden, incurred or suffered by Member as a result of such Chargeback activity. As an accommodation to Carrier, Member will charge the handling fee specified herein only when the ratio of Chargebacks to net sales volume equals or exceeds ***** during any applicable period.

I.	The rates, fees and assessments specified above (other than the fee set forth in (C)) also will be adjusted from time to time to reflect and correspond to increases or decreases in applicable rates, fees and assessments established and levied by the Card Associations or by third-party vendors that provide Authorization services.

J.	Any fees received pursuant to this Fee Schedule, or settled through the Settlement Account by Member will be without any deduction for or on account of any tax or other withholdings imposed by any governmental, fiscal or other authority unless required by law. If Carrier is obliged by law to make any such deduction, it will pay to Member or Member will deduct through the Settlement Account on instruction of the Carrier such additional amounts as are necessary to ensure receipt by Member of the full amount of fees Member would have received in the absence of this obligation.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

EXPOSURE PROTECTION SCHEDULE

This Exposure Protection Schedule is to the Amended and Restated Signatory Agreement, dated as of November 5, 2013 (the “Signatory Agreement”). References to “the Agreement” and “this Agreement” shall mean the Signatory Agreement, together with the Master Terms of Service incorporated therein (the “MTOS”) and all Schedules, Exhibits and other attachments to the Signatory Agreement and the MTOS.

1.	Certain Definitions.

All terms not otherwise defined herein that are capitalized and used herein shall have the meanings given to them in the Agreement. References to Sections in “this Agreement” or “the Agreement” mean any such Section in the MTOS. As used in this Exposure Protection Schedule, the following terms shall have the meanings indicated:

Aggregate Protection – The sum of (i) the Deposit, (ii) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, and (iii) the proceeds of any previous draw on a Letter of Credit held by Member and not applied to any Obligations or credited to the Deposit.

Carrier’s Rights – Any and all rights that Carrier has or may at any time acquire in any Sales Records, any Deposit amount or any right to payment under the Agreement.

Daily Cash Expense – shall mean as of any date of determination, the result of dividing (i) the sum of the operating expenses, minus depreciation and amortization, and minus non-cash special charges or non-cash extraordinary items for the last four quarters by (ii) 365 days (or 366 for a leap year).

Deposit – The aggregate of (a) Reserved Funds and (b) any cash remitted and pledged by Carrier to Member pursuant to or in connection with the Agreement to secure the Obligations hereunder, and all additions to such aggregate made from time to time and all monies, securities, investments and instruments purchased therewith and all interest, profits and/or dividends accruing thereon and proceeds thereof. Separate Deposits may be maintained in the event there are multiple currencies, in such currencies.

General Triggering Event – Any of the following shall be a General Triggering Event:

(a)	the occurrence of an Insolvency Event by or against Holdings or Frontier;

(b)	excepting transactions as to which Member shall have given its prior written consent, the merger, consolidation or amalgamation of Holdings or Frontier or entry by Holdings or Frontier into any analogous reorganization, amalgamation or transaction with any unaffiliated corporation, company or other entity or as a result of which Holdings or Frontier is not the surviving entity;

(c)	excepting transactions as to which Member shall have given its prior written consent, the sale, transfer, lease or other conveyance of all or substantially all of Holdings’ or Frontier’s assets;

(d)	excepting transactions as to which Member shall have given its prior written consent, any Person or group acquires or obtains beneficial ownership of securities (including options) having a majority of the ordinary voting power of Holdings or Frontier or the directors of Holdings or Frontier constituting that percentage necessary to approve corporate action not being either (i) current directors, (ii) directors designated or approved by such current directors or (iii) directors approved by such current or replacement directors;

(e)	the occurrence of a material default under this Agreement;

(f)	a Material Adverse Occurrence; or

(g)	Carrier fails to timely deliver the Compliance Certificate as required by Section 11 of this Exposure Protection Schedule.

Gross Exposure – As defined in Section 8 of this Exposure Protection Schedule.

Letter of Credit – One or more valid and outstanding irrevocable standby letters of credit that are (i) issued for the benefit of Member, (ii) in form and substance acceptable to Member, as determined by Member in its reasonable discretion, and (iii) issued by a financial institution acceptable to Member, as determined by Member in its reasonable discretion (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions.

Lien – Any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement as debtor on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement.

Material Adverse Occurrence – Any occurrence of any nature whatsoever (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding), which, in the reasonable determination of Member, materially adversely effects the then present financial condition of Holdings or Frontier or the prospective financial condition of Holdings or Frontier, or materially impairs the ability of Holdings or Frontier to perform its obligations under the Agreement.

Methodology – As defined in Section 3 of this Exposure Protection Schedule.

Obligations – All of Carrier’s obligations under the Agreement and the Other Signatory Agreements, whether now existing or hereafter arising (including any of the foregoing obligations that arise prior to or after any Insolvency Event and any obligations arising pursuant to this Exposure Protection Schedule).

Other Signatory Agreement – Any agreement (other than the Agreement), executed by at least Carrier and Member or one of its affiliates, which substantially incorporates the MTOS.

Performance Triggering Event – The occurrence of an event in which the consolidated Unrestricted Cash of Carrier as of the last day of any month falls below the sum of (i) *****.

Required Amount – The amount of the Aggregate Protection to be maintained under this Agreement which shall be equal to:

(a)	so long as no General Triggering Event or Performance Triggering Event has occurred and is continuing, the Required Amount shall be *****.

(b)	if a Performance Triggering Event has occurred and no General Triggering Event has occurred, the Required Amount shall be determined based upon the chart set forth below

Unrestricted Cash Amount based upon monthly reporting	Required Amount as a Percentage of Gross Exposure
*****	*****
*****	*****
*****	*****
*****	*****

(c)	during the continuance of any General Triggering Event, the Required Amount shall be equal to *****.

Secured Parties – Any of (i) Member and (ii) such entity having the same designation or acting in the same capacity under any Other Signatory Agreement.

Unrestricted Cash – As of the date of determination, the sum of the amount of unrestricted cash and cash equivalents of Carrier, not subject to any Lien or other restriction, except for rights of setoff for customary returned items asserted by the depository institution in which such cash is deposited, as determined by GAAP, plus the value of any short term investments (those with maturity dates of one year or less), as of any date of determination of Carrier. For the avoidance of doubt, no amounts held as part of the Aggregate Protection shall be counted in the calculation of Unrestricted Cash.

2.	Exposure Protection

(a)

Upon commencement of the Agreement, Member may retain and hold all funds paid to Member by a Card Association on account of Sales Records submitted by Carrier to Member as Reserved Funds until the amount of the Aggregate Protection equals the Required Amount, as determined in accordance with Sections 3 and 8 of this Exposure Protection Schedule. In lieu of retaining Reserved Funds, or in addition to retaining and holding

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Reserved Funds, Member, in its sole discretion, may demand that Carrier, and Carrier shall upon such demand, remit to Member within ***** of Member’s demand immediately available funds to hold as the Deposit in an amount that when added to amounts (if any) retained and held by or on behalf of Member as the Deposit causes the amount of the Aggregate Protection to equal the Required Amount. The Deposit amount shall be subject to adjustment as provided in Section 3 of this Exposure Protection Schedule. Member will hold the Deposit as security for the due and punctual payment of and performance by Carrier of the Obligations.

(b)	Carrier grants to each of Member and all other Secured Parties a Lien on the Deposit and all other Carrier’s Rights to secure the payment and performance by Carrier of all Obligations. Each Secured Party shall act as agent for itself and all other Secured Parties to the extent that any Secured Party control or possesses the Deposit and other Aggregate Protection or is named as a Secured Party on any filing, registration or recording. Carrier hereby acknowledges that notwithstanding the foregoing grant of a Lien, Reserved Funds represent only a future right to payment owed to Carrier under the Agreement, payment of which is subject to the terms and conditions of the Agreement and to Carrier’s complete and irrevocable fulfillment of its obligations and duties under the Agreement and do not constitute funds of Carrier.

(c)	Carrier further agrees that during the term of the Agreement, Carrier shall not grant, or attempt to grant, to any other Person or suffer to exist in favor of any other Person any Lien or other interest in Carrier’s Rights (if any) or in any proceeds thereof unless any such Lien or other interest and the priority thereof are subject to a subordination agreement in favor of Member and all other Secured Parties and satisfactory to Member.

(d)	Carrier hereby acknowledges that Member disputes the existence of any interest of Carrier in any rights to payment from Cardholders or Card Issuers arising out of the Sales Records and further acknowledges that to the extent it may have an interest therein, such interest is subordinate to the interests of the Secured Parties and of any of their respective subrogees.

(e)

Carrier will do all acts and things, and will execute, endorse, deliver, file, register or record all instruments, statements, declarations or agreements (including pledges, assignments, security agreements, financing statements, continuation statements, etc.) reasonably requested by Member, in form reasonably satisfactory to Member, to establish, perfect, maintain and continue the perfection and priority of the security interest of the Secured Parties in all Carrier’s Rights and in all proceeds of the foregoing. Carrier will pay the reasonable costs and expenses of all filings and recordings, including taxes thereon or fees with respect thereto and all searches reasonably necessary or deemed necessary by Member, to establish and determine the validity and the priority of such security granted in favor of Member. Carrier hereby irrevocably appoints Member (and all persons, officers, employees or agents designated by Member), its agent and attorney-in-fact to do all such acts and things contemplated by this paragraph in the name of Carrier. Without limiting the foregoing, Carrier hereby authorizes Member to file one or more financing statements or continuation statements in respect hereof, and amendments

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thereto, relating to any part of the collateral described herein without the signature of Carrier. A carbon, photographic or other reproduction of the Agreement or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.

3.	Adjustments to Deposit

(a)	Member will use the Methodology described in Section 8 of this Exposure Protection Schedule (the “Methodology”) to calculate Gross Exposure each Business Day. Carrier acknowledges that Member has explained to it and it understands Member’s Methodology for determining Gross Exposure and the amount of the Aggregate Protection and hereby agrees to be bound by such Methodology and the determinations made by Member as a result thereof; provided, however, that Carrier may, in good faith, dispute any determination made by Member by delivery of notice thereof to Member, and the parties shall use commercially reasonable efforts to resolve the dispute as expeditiously as possible. Among other things, Carrier understands that Gross Exposure includes the value of Travel Costs for goods or services sold to Cardholders who used their Cards to purchase such goods or services with respect to which Carrier has not yet provided such goods or services. Member and Carrier may change the Methodology by mutual written agreement.

(b)	The amount of the Deposit shall be increased or decreased each Business Day, as appropriate, based on the Methodology so that the amount of the Aggregate Protection will at all times equal the Required Amount. Any necessary increases to the Deposit may be made, at Member’s sole discretion, by Member withholding as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection is at least equal to the Required Amount; provided, that if there are insufficient funds available from the daily settlement to fully fund the Deposit in the Required Amount, then Carrier shall send such additional funds by federal wire transfer, to an account designated by Member, on the first (1st) Business Day after Carrier’s receipt of notice from Member that an increase is required and the amount thereof. If the Member agrees to permit increases to the amount of the Deposit by wire transfer and the funds required to increase the amount of the Deposit so that the Aggregate Protection is equal to the Required Amount are not transferred to Member as required by this Section 3, Member may immediately withhold on a daily basis as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection at least equals the Required Amount. Member shall remit to Carrier from the Deposit the amount necessary to reduce the amount of the Aggregate Protection to equal the Required Amount on each Business Day in accordance with Section 6.2 of the MTOS.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(c)	The amount of the Deposit to be maintained hereunder may be reduced in accordance with Section 9 of this Exposure Protection Schedule pursuant to which Member accepts Letter of Credit in lieu of all or a portion of the Deposit so long as the Aggregate Protection equals the Required Amount.

(d)	Although Member has the right at all times to require that the amount of the Aggregate Protection equal the Required Amount, Member may, from time to time, in its sole discretion make remittances to Carrier or release portions of any Letter of Credit such that the Aggregate Protection is less than the Required Amount. The duration of any such reduction is within the sole discretion of Member. At any time that the amount of the Aggregate Protection is less than the Required Amount Member, in its sole discretion, may again require that the amount of the Aggregate Protection equal the Required Amount. Any required increase may be made as provided in Section 3(b) of this Exposure Protection Schedule as determined by Member. Any reductions in the amount of the Aggregate Protection as described in this paragraph shall not be deemed a course of dealing nor give rise to any rights by Carrier in the future to require that the amount of the Aggregate Amount be less than the Required Amount.

4.	Control of Deposit

Carrier acknowledges that (i) funds remitted to Member by Carrier, and (ii) funds paid by Card Associations and held by Member or any Secured Party as the Deposit may be commingled with other funds of Member or such Secured Party, and further acknowledges that all such funds, and any investment of funds shall be in the name and control of Member or such Secured Party, and, except for crediting of interest as contemplated by Section 5 below, Carrier shall have no interest in any securities, instruments or other contracts or any interest, dividends or other earnings accruing thereon or in connection therewith. It is the understanding of the Parties that, notwithstanding any other provision of the Agreement to the contrary, until Member is required to pay the then remaining balance of the Deposit pursuant Section 7, (a) the sole obligations of Member to make payments to Carrier from the Deposit shall be the obligations to (i) pay to Carrier amounts equal to the amounts attributable to Travel Costs with respect to which Carrier has provided goods or services net of any Obligations owed Carrier to any Secured Party, and (ii) remit to Carrier amounts necessary to reduce the amount of the Aggregate Protection to equal the Required Amount, as set forth in Section 3(b) of this Exposure Protection Schedule, and (b) such obligations to make payment to Carrier are at all times subject to the terms of the Agreement.

5.	Investment

All amounts held as the Deposit will be deemed to earn a yield equal to the Applicable Rate. The amount so earned shall be credited to the Deposit.

6.	Right of Offset; Recoupment; Application

At any time that an amount is due Member or any other Secured Party from Carrier, and Member or such other Secured Party does not obtain payment of such amount due as provided in the Agreement, Member (on behalf of itself and any other Secured Party) shall have the right to apply, recoup or set off any amounts otherwise owed by Member or any other Secured Party to Carrier hereunder, including, without limitation, any amounts attributable to the Deposit, to the amount owed by Carrier.

Where any application, recoupment or set off requires the conversion of one currency into another, Member shall be entitled to effect such conversion in accordance with its prevailing practice and Carrier shall bear all exchange risks, losses, commissions and other bank charges which may thereafter arise.

7.	Retention of Deposit After Cessation

Notwithstanding any other provision of the Agreement to the contrary, during the period not to exceed ***** from the earlier of termination of this Agreement or the date upon which Carrier permanently ceases flight operations, Member may retain the Deposit and Letters of Credit until such time as the Member reasonably determines that Carrier has no further Obligations or potential Obligations (excluding indemnification obligations for which no claim has been asserted) without any obligation to remit funds to Carrier until such time. For clarity, Member acknowledges that, unless Carrier has ceased or substantially reduced its flight operations, they shall release the Deposit to Carrier pursuant to Section 3(b) of this Exposure Protection Schedule as the Gross Exposure reduces pursuant to the Methodology set forth in Section 8 of this Exposure Protection Schedule so long as the Aggregate Protection equals the Required Amount and any remaining balance shall be released on or before ***** from the earlier of termination of this Agreement or the date upon which Carrier permanently ceases flight operations.

8.	Methodology

“Gross Exposure” shall be calculated by the Member on a daily basis as follows:

(a)	*****

(b)	*****

(c)	*****

(d)	*****

(e)	*****

(f)	*****

(g)	*****

9.	Standby Letter of Credit

(h)

The amount of the Aggregate Protection which Member may maintain pursuant to this Exposure Protection Schedule shall include the sum of (a) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, in lieu of maintaining the amount of the Deposit in an amount equal to the Required Amount and (b) the proceeds of any previous draw on a Letter of Credit held by Member and not applied. Any such letter of credit shall be in form and substance acceptable to Member and issued by a financial institution acceptable to Member, as determined by Member in its reasonable discretion (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions). Notwithstanding any initial acceptance of a Letter of Credit, Member reserves the right at any time

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to either (i) demand delivery of a substitute Letter of Credit issued by different institution or (ii) withhold as Reserved Funds amounts necessary so that the Deposit equals the Required Amount if, in Member’s reasonable discretion (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions), it determines that it cannot or will not continue to accept non-payment risk from the institution obligated on a Letter of Credit previously delivered to Member. At such time as the Member may no longer draw on a Letter of Credit, Member may require that the Deposit equal the Required Amount.

(i)	Upon the occurrence of any event that gives rise to Member’s right under this Agreement (i) to make demand on Carrier for payment to Member, (ii) to apply amounts represented by the Deposit to Obligations of Carrier or (iii) otherwise to retain and not pay to Carrier amounts paid to Member by a Card Association on account of Sales Records submitted to Member by Carrier, then Member, at its option, may draw on any Letter of Credit issued for Member’s benefit (for itself and as agent for any other Secured Party) with respect to the Agreement without first taking any of the actions described in clauses (i), (ii) and (iii) above.

(j)	In addition to Member’s rights as set forth above, Member, at its option, may draw (in one or more draws) up to the full amount remaining undrawn on a Letter of Credit upon the occurrence of any one or more of the following events or as otherwise provided below: (a) the occurrence of an Insolvency Event; (b) receipt by Member of notification from the issuer of the Letter of Credit that such issuer has elected not to renew the Letter of Credit; (c) notification of termination of the Agreement by either party; (d) a substantial number of the scheduled flights of Carrier fail to operate on any particular day; or (e) Member, in its reasonable discretion, determines that it cannot or will not continue to accept non-payment risk from the institution obligated on a Letter of Credit previously delivered to Member (which may include taking into account regulatory limitations imposed on Member regarding exposure to particular institutions). In addition, Member may draw upon a Letter of Credit pursuant to any other condition for draw provided in the Letter of Credit, and, in any event, on or after the thirtieth day prior to expiration of the Letter of Credit. No failure to draw, or delay in making a draw, on a Letter of Credit shall impair Member’s right to draw thereon at a later time.

(k)	Carrier acknowledges that, except for its right to receive the excess proceeds of any Letter of Credit upon the expiration of the period specified in Section 7 of this Exposure Protection Schedule, it has no interest in any proceeds of any draw on any Letter of Credit issued for the benefit of Member or any Secured Party and that upon any draw on any Letter of Credit, Member shall be entitled to hold the proceeds thereof for payment of the Obligations under the Agreement and apply such proceeds in payment thereof as and when Member deems appropriate. Member shall have no obligation to remit to any person or entity any excess proceeds of any draw on the Letter of Credit until expiration of the period specified in Section 7 of this Exposure Protection Schedule. In the event of any dispute between Carrier and the issuer of such Letter of Credit or any subrogee thereof, or any other person or entity with respect to entitlement to any proceeds of the Letter of Credit, Member may retain all such proceeds until final resolution of such dispute by a court of competent jurisdiction, subject to Member’s right to retain and apply proceeds in payment of the Obligations. In the event that Member draws on a Letter of Credit and holds the proceeds thereof at a time when Carrier is conducting normal flight operations, Member shall include such proceeds in its calculation of coverage for the Required Amount and make remittances to Carrier in accordance with Section 3 of this Exposure Protection Schedule as if the proceeds were part of the Deposit. Any excess proceeds of a Letter of Credit, as determined by Member in good faith after taking into account all Obligations of Carrier to Member and the other Secured Parties, shall be remitted to Carrier or as otherwise directed by a court of law.

10.	Deposit Upon Termination of the Agreement.

In the event that any Party gives notice to the other Party of termination of the Agreement or non-renewal, or in the absence of a notice, the Agreement is terminated or a Party attempts to terminate the Agreement, and at such time the Aggregate Protection maintained is less than *****, Member may make a reasonable determination of Chargebacks and other obligations of Carrier under the Agreement that may arise or be asserted from and after such date (“Projected Exposure”). If the amount of Projected Exposure exceeds the amount of the Aggregate Protection then held or posted, Member may, in its sole discretion, demand that Carrier, and Carrier shall upon such demand, immediately remit to Member in immediately available funds for Member to hold as part of the Aggregate Protection an amount sufficient to cause the amount of the Aggregate Protection to equal Projected Exposure. Upon failure by Carrier to remit such funds by the close of business on the first Business Day after any such demand is made, Member in its sole discretion may withhold as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection is at least equal to Projected Exposure. Member may retain the Aggregate Protection pursuant to the provisions of Section 7 of this Exposure Protection Schedule, except that during such period (i) the amount of the Aggregate Protection shall equal Projected Exposure and (ii) payments shall be remitted to Carrier on each Business Day in the amount by which the amount of the Aggregate Protection exceeds Projected Exposure. Upon and after the occurrence of an event that would cause the Required Amount to be in excess of the Projected Exposure, even if the same shall occur after termination or non-renewal, the amount of the Aggregate Protection shall not be less than the Required Amount. The provisions of Section 3 of this Exposure Protection Schedule with respect to increases to the Aggregate Protection shall apply in any such circumstance.

11.	Compliance Certificate.

Carrier shall furnish U.S. Bank, as soon as practicable, and in any event no later than ***** after the end of each month, a Compliance Certificate in the form attached hereto as Attachment 1 (the “Compliance Certificate”). Such Compliance Certificates shall be signed by the chief financial officer, controller, or treasurer of Carrier. If U.S. Bank advises Carrier of a discrepancy between the information contained in a Compliance Certificate and the information in Carrier’s financial statements, Carrier shall be available to U.S. Bank to explain the discrepancy and shall provide supplemental information to U.S. Bank, as reasonably necessary, to support the information contained in such Compliance Certificate.

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

ATTACHMENT 1 TO EXPOSURE

PROTECTION SCHEDULE

COMPLIANCE CERTIFICATE

TWELVE MONTH PERIOD ENDING             , 201_

This Compliance Certificate is being submitted pursuant to Section 11 of the Exposure Protection Schedule to the Amended and Restated Signatory Agreement, dated as of November 5, 2013 (the “Signatory Agreement”) for the above-referenced twelve month period (the “Period”). Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Exposure Protection Schedule. The undersigned, being the [insert title] of Carrier hereby certifies, with respect to all of the following, that, to the best of his/her knowledge after reasonable investigation as of the date of this Compliance Certificate, the following information is true and correct and was compiled from the books and records of Carrier, as applicable, in accordance with the terms of the Agreement.

1.	Days of Cash

A. Amount of ***** Cash as of the last day of the month	$
B. Amount of ***** Exposure as of the last day of the month	$
C. Difference of A less B	$
D. Daily ***** Expense	$
E. Result of C divided by D

2.	Triggering Events

No Triggering Event has occurred and is continuing except:

[describe Triggering Event]

Dated ,	FRONTIER AIRLINES, INC.

By

Name

	Title:	[CFO, Controller or Treasurer]

*****Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.